Exhibit 99.1

For Immediate Release

MICROSOFT ARTIFICIAL INTELLIGENCE EXECUTIVE SOPHIA VELASTEGUI

JOINS BLACKLINE BOARD OF DIRECTORS

Software and emerging technology veteran

to bring Microsoft, Google and Apple experience to BlackLine

LOS ANGELES – March 16, 2020 – BlackLine, Inc. (Nasdaq: BL) announced today that Sophia Velastegui of Microsoft has joined the accounting automation software leader’s board of directors, effective March 16th, 2020, bringing the number of female directors on BlackLine’s board to three. A widely recognized technology industry leader and artificial intelligence (AI) expert, Ms. Velastegui will draw on her more than 20 years of experience at global technology trailblazers Microsoft, Google and Apple to help BlackLine maintain its leadership position and guide the company through its next phase of growth.

“Sophia has an incredible technology background and is recognized as one of the foremost engineers in the field,” said BlackLine CEO Therese Tucker. “She’ll bring that experience and knowledge to our board and will help ensure that BlackLine utilizes the latest AI, machine learning and other predictive and emerging technologies to continue to innovate and serve our customers. And, she shares my passion, advocating for diversity in technology and leadership.”

Velastegui is currently the chief technology officer for Operation Applications at Microsoft. Previously she was a general manager, responsible for development of AI and Search products and initiatives. Since 2018, she has concurrently served on the World Economic Forum’s Global Future Council. Before joining Microsoft, Velastegui served as Doppler Lab’s chief product officer where she defined a new product category and created the world’s first ‘smart’ earbuds, which leveraged machine learning to enhance how people experience sound and ultimately hear better. Prior to Doppler, she headed Google/Nest’s Silicon and Architecture Roadmap team where she scaled the organization from start-up to growth business unit following the Google acquisition. Previously, Velastegui was at Apple where she led the Platform Architecture “Think Tank” Program, leveraging AI and machine learning across all of Apple’s advanced technology platforms. Prior to Apple, Velastegui held a variety of technology and product development roles at ETM and Applied Materials.

In addition to her extensive professional experience, Velastegui serves on Georgia Tech’s College of Engineering and Create X incubator boards. She previously served on the board of Elwyn.org, a non-profit servicing children and adults with disabilities.

“I find BlackLine truly inspiring because of the leadership team’s unwavering focus on innovation, collaboration and customer success – all of which has resulted in BlackLine emerging as the leader in modern accounting,” said Velastegui. “I am very excited to have been nominated to join the board and to contribute to the continued growth of this extraordinary company.”

Velastegui holds a B.S. in Mechanical Engineering from Georgia Tech and an M.S. in Mechanical Engineering from the University of California, Berkeley. She also completed executive education programs at Stanford Law School and Harvard Business School.

Velastegui has received numerous awards and accolades for her contributions to the technology industry including being recognized by Business Insider as one of the ‘Most Powerful Female Engineers in the World’ for her work in advance technology at Google and then again for her work in AI at Microsoft. Lastly, Velastegui received the prestigious Lumiere Distinguished Leadership Award from the Advanced Imaging Society for innovation and technical impact in advancing the entertainment and media industries.

About BlackLine

Companies come to BlackLine, Inc. (Nasdaq: BL) because their traditional manual accounting processes are not sustainable. BlackLine’s cloud-based solutions and market-leading customer service help companies move to modern accounting by unifying their data and processes, automating repetitive work, and driving accountability through visibility. BlackLine provides solutions for financial close management, accounting automation, and intercompany governance, helping large enterprises and midsize companies across all industries do accounting work better, faster, and with more control.

More than 3,000 customers trust BlackLine to help them close faster with complete and accurate results. The company is the pioneer and recognized Leader in Gartner’s 2019 Magic Quadrant for Cloud Financial Close Solutions. Based in Los Angeles, BlackLine also has regional headquarters in London, Singapore and Sydney. For more information, please visit blackline.com.

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Media Contact:

Ashley Dyer

PR Director

BlackLine

818-936-7166

ashley.dyer@blackline.com

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